DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. **Name of Corporation:** | Queen 2, Inc. |
| 2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served) | Capitol Corporate Services, Inc.<br>Name<br>202 S. Minnesota Street — Carson City — Nevada<br>Street Address — City — Zip Code<br>Optional Mailing Address — City — State — Zip Code |
| 3. **Shares:** (number of shares corporation authorized to issue) | Number of shares with par value: 100,000,000 Par value: $ 0.001 Number of shares without par value: |
| 4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees) | 1. Julius Csurgo<br>Name<br>160 Frederick Street — Toronto — ON M5A 4H9<br>Street Address — City — State Zip Code<br>2.<br>Name<br>Toronto<br>Street Address — City — State Zip Code<br>3.<br>Name<br>Street Address — City — State Zip Code |
| 5. **Purpose:** (optional-see instructions) | The purpose of this Corporation shall be:<br>All Lawful Purposes |
| 6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator) | Preston J. Shea<br>Name — Signature<br>3104 East Camelback Rd. #427 — Phoenix — AZ 85016<br>Address — City — State Zip Code |
| 7. **Certificate of Acceptance of Appointment of Resident Agent:** | I hereby accept appointment as Resident Agent for the above named corporation.<br>Authorized Signature of R. A. or On Behalf of R. A. Company — Date |

*This form must be accompanied by appropriate fees.*